EXHIBIT 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Artemis Acquisition Corp., for the quarter ending September 30, 2012, I, Salvadore J. Julian, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Quarterly Report on Form 10-Q for the quarter ending September 30, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-Q for the quarter ending September 30, 2012, fairly represents in all material respects, the financial condition and results of operations of Artemis Acquisition Corp.

Date: November 2, 2012	By:	/s/ Salvadore J. Julian
Salvadore J. Julian Chief Financial Officer (principal financial officer and duly authorized officer)